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                                 Exhibit 10.48

                            ASSET PURCHASE AGREEMENT

This is an Agreement ("Agreement"), dated as of April 24, 1996, between Value City Department Stores, Inc., an Ohio corporation ("Buyer"), and Steinbach Stores, Inc., an Ohio corporation ("Seller"). Buyer and Seller agree as follows:

SECTION 1. SALE OF ASSETS

Seller hereby agrees, upon the terms and subject to the conditions set forth in this Agreement, to sell, assign, transfer and deliver to Buyer the leasehold interests, leasehold improvements, furniture and fixtures owned and used by it (the "Department Store Assets") in the operation of the department stores (the "Department Stores") listed in Exhibit A to this Agreement, and, as consideration therefor, Buyer agrees to assume Seller's obligations under existing, leases or to enter into new leases and to pay Seller cash consideration as set forth in Exhibit A.

SECTION 2. CLOSING

The Closing of the sale and purchase of each Department Store shall be held as soon as practicable after the later of (a) liquidation by Steinbach of its inventory and termination of its operations at that Department Store and (b) the satisfaction or waiver by the parties of all of the conditions precedent to Closing set forth in this Agreement. Each Closing shall take place at the offices of Porter, Wright, Morris & Arthur, 41 South High Street, Columbus, Ohio, or at such other place as shall be agreed to by the parties. Each Closing may occur independent of any other Closing and no Closing with respect to any Department Store shall be a condition

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precedent to the Closing with respect to any other Department Store. At each
Closing Seller shall deliver to Buyer those instruments of sale, assignment and conveyance, and Buyer shall enter into such leases or lease assumption agreements and shall deliver such cash consideration as is specified in Exhibit A.

SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

Seller represents and warrants to Buyer as follows:

         3.1 ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has the corporate power and authority to carry on its business as and where it is now being conducted.

         3.2 SELLER'S AUTHORITY. The execution, delivery and performance of this Agreement by Seller has been duly and validly authorized and approved by Seller's Board of Directors and shareholders.

         3.3 INFORMATION AND DOCUMENTS. Seller has delivered or will deliver to Buyer or has made or will make available for Buyer's inspection originals or true and complete copies of all leases, easements, agreements and other documents pursuant to which it owns and operates the Department Stores and its books and records pertaining to the operation of the Department Stores.

         3.4 PROPERTY RIGHTS. Seller owns the property used by it in the operation of the Department Stores and has valid and enforceable leasehold interests in the Department Store property leased by it, in each case free and clear of all liens and encumbrances.

         3.5 COMPLIANCE WITH LAWS. The Department Stores are in compliance in all material respects with all applicable laws, statutes, rules, regulations, ordinances, orders or other

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requirements of federal, state or local governmental authorities ("Legal
Requirements"). There is no pending, or to Seller's knowledge, threatened investigation or proceeding before or by any court or governmental authority of any alleged violation of any Legal Requirement affecting any of the Department Stores. Without limiting the generality of the foregoing, Seller is not in violation of any applicable federal, state or local law, rule, regulation, or order (collectively "Environmental Laws") relating to air, water, noise pollution, employee health and safety, or the production, storage labeling, transportation or disposition of waste or hazardous or toxic substances (collectively "Hazardous Substances"). The Seller has not, and to the best of its knowledge no other person has, stored any hazardous substances on, beneath or about any of the premises located on or around the Department Stores, except in compliance with all applicable environmental laws. Seller knows of no condition relating to or resulting from the release or discharge of any hazardous substances into the soil, surface waters, ground waters, drinking water supplies, navigable waters, land, surface, or subsurface strata, which has resulted in or could result in any damage, loss, cost, expense, claim, demand, order or liability to or against the Buyer by any governmental authority or other third party relating to or resulting from the operation of the Department Stores or otherwise related to the leased or owned property, irrespective of the cause of such condition. Seller has not received any notice from any governmental authority or private or public entity advising Seller that it is potentially responsible for response costs with respect to a release or threatened release of any hazardous substances. To the best of Seller's knowledge, there are no polychlorinated biphenyls or any asbestos located on or within the premises on which the Department Stores are located, except for asbestos at the Bergen Mall store. Buyer acknowledges that it is aware of the presence of asbestos at that store and accepts that store notwithstanding the presence of asbestos.

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          3.6 MECHANICS LIENS; CONDEMNATION PROCEEDINGS. No unpaid improvements have been made or materials furnished to the real estate within 60 days prior to the date of this Agreement which would form the basis of a mechanic's or materialman's lien against the real estate or, in the event there has been such work performed or materials delivered which have not been paid, Seller agrees to pay the same and indemnify and save Buyer harmless therefrom. Seller has not received notice of any pending or threatened condemnation proceedings or notice of any special assessments against the real estate or any part thereof.

         3.7 NO CONFLICT. The execution of this Agreement does not, and performance thereof will not, conflict with or violate the provisions of Seller's Articles of Incorporation, Seller's Code of Regulations, any lease, reciprocal easement agreement, indenture, note, mortgage or other agreement to which Seller is a party or by which it or its property is bound, and no such lease or agreement prohibits the operation by Buyer of any Department Store as an "off-price" store. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate or conflict with any provisions of any law, rule, regulation, order, judgment, decree or ruling of any governmental authority applicable to Seller, or (ii) require any consent, approval, filing or notice under any provision of law.

         3.8 CONSENTS; PRE-CLOSING RENT AND-TAXES. Insofar as any agreement requires consent by a lessor, lender, mortgagee, or other person, Seller shall have obtained such consent before the closing. Seller shall pay all rent, taxes and other obligations with respect to the operation of each Department Store and attributable to periods or transactions through March 31, 1996.

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         3.9 NON-ASSUMPTION OF LIABILITY. Buyer does not assume any liability or obligation of Seller, present or future, with respect to any Department Store or otherwise, except as expressly provided for in this Agreement and in each new Lease between Buyer and the owner of Department Store premises or in an Assignment and Assumption Agreement with respect to an existing lease.

          3.10 OPERATION OF THE DEPARTMENT STORES PRIOR TO CLOSING; TERMINATION OF SELLER'S BUSINESS. Seller shall have the right, between the date of this Agreement and the Closing with respect to each Department Store, to continue to occupy and to operate that Department Store. Seller agrees that it will terminate its operation of the Department Stores, including the liquidation of all inventory, termination of all persons employed in the Department Stores and vacation of the premises, as soon as reasonably practicable, and in no event later than May 31, 1996. Prior to Closing, the operation of each Department Store will be at Seller's sole risk and for Seller's account.

         3.11 MAINTENANCE OF DEPARTMENT STORES; COMMITMENTS. Prior to Closing Seller shall maintain each Department Store in good condition and repair. Seller shall not enter into any agreement or make any commitment with respect to any of the Department Stores without Buyer's prior written consent.

         3.12 SELLER'S EMPLOYEES. Seller will comply, in connection with the termination of the Department Store employees, with the applicable requirements of the federal Worker Adjustment and Retraining Notification Act ("WARN Act") and any state laws equivalent thereto. Seller shall issue any required notices sufficiently in advance of the termination of Seller's business in each Department Store to permit the Closing with respect to that Department Store to occur as provided herein.

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         3.13 LITIGATION AND INVESTIGATIONS. There are no actions, suits, claims, demands, legal or administrative proceedings or governmental investigations pending or, to the best knowledge of Seller, threatened against or affecting Seller, or any of the Department Store Assets, nor any judgments, decrees, orders, rulings or injunctions to which Seller is a party or affecting any of the Department Store Assets which may have a material and adverse effect on or relate in any way to the transactions contemplated in this Agreement

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

         Buyer represents and warrants to Seller as follows:

         4.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Ohio.

         4.2 BUYER'S AUTHORITY. The execution, delivery and performance of this Agreement by Buyer has been duly and validly authorized by Buyer's Board of Directors. Shareholder approval is not required for Buyer to enter into this Agreement and to perform its obligations hereunder.

         4.3 NO CONFLICT. Neither the execution and delivery of this Agreement nor the consummation by Buyer of the transactions contemplated hereby will violate or conflict with the provisions of Buyer's Articles of Incorporation, Buyer's Code of Regulations, any lease, reciprocal easement agreement, indenture, note, mortgage or other agreement to which Buyer is a party or by which it or its property is bound, or (1) violate or conflict with any provisions of any law, rule, regulation, order, judgment, decree or ruling of any governmental authority applicable to Buyer, or (ii) require any consent, approval, filing or notice under any provision of law.

         4.4 LITIGATION AND INVESTIGATIONS. There are no actions, suits, claims, demands,

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legal or administrative proceedings or governmental investigations pending or, to the best knowledge of Buyer, threatened against or affecting Buyer, nor any judgments, decrees, orders, rulings or injunctions to which the Buyer is a party which may have a material and adverse effect on or relate in any way to the transactions contemplated in this Agreement.

Section 5. Conditions Precedent to Buyer's Obligations

The obligations of Buyer under this Agreement are subject to the fulfillment, by the date of each Closing, of each of the following conditions unless waived in writing, by Buyer.

         5.1 SELLER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth herein (which shall survive the Closing) shall be true and correct as of the date hereof and shall be deemed to be made again at and as of the Closing date and shall then (except as affected by transactions contemplated hereby) be true and correct; and Buyer shall have received a certificate, dated the Closing date, signed by Seller's President, certifying to the fulfillment of this condition.

         5.2 CONSENTS AND PAYMENTS. Seller shall have obtained all such consents and made all such payments as are referred to in Section 3.8 hereof.

         5.3 TERMINATION OF SELLER'S DEPARTMENT STORE OPERATION. Seller shall have terminated its operations in the Department Store including, without limitation, the removal of all inventory and the termination or relocation of all Employees. The Department Store shall be in good condition and repair. Seller shall obtain and furnish to Buyer an "estoppel certificate" in form and substance satisfactory to Buyer from the lessor of the Department Store.

         5.4 AUTHORITY. This Agreement and the transactions contemplated hereby shall have been approved by Buyer's Board of Directors or a committee thereof authorized to do so.

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Such approval shall include approval by not less than a majority of the independent members of Buyer's Board of Directors.

SECTION 6. CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

All obligations of the Seller under this Agreement are subject, at its option, to the fulfillment, by the date of each Closing, of each of the following conditions, unless waived in writing by Seller.

         6.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Buyer's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects.

         6.2 DUE PERFORMANCE. Buyer shall have performed and complied with all the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

         6.3 AUTHORITY. This Agreement, and the transactions contemplated hereby, shall have been approved by Seller's Board of Directors and shareholders.

SECTION 7. INDEMNIFICATION

         7.1 INDEMNIFICATION OF BUYER. Seller agrees to indemnify Buyer against any loss, damage or expense (including reasonable attorney's fees) suffered by Buyer resulting from (1) any breach by the Seller of this Agreement (2) any inaccuracy in or breach of any of the representations, warranties or covenants of Seller herein and (3) any claim arising out of any employee relationship with Seller, any claim based upon death, personal injury or property damage arising out of any occurrence at a Department Store, any claim based upon any noncompliance or alleged non-compliance by Seller with or violation of any Legal Requirement,

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and any claim based upon non-compliance or alleged non-compliance with any lease or other agreement pertaining to the operation of any Department Store, in each case during the period prior to the Closing, with respect to that Department Store. No loss, damage or expense shall be deemed to have been sustained by Buyer to the extent of insurance proceeds paid to Buyer as a result of the event giving rise to such right to indemnification.

         7.2 INDEMNIFICATION OF SELLER. Buyer agrees to indemnify Seller against any loss, damage or expense (including reasonable attorney's fees) suffered by Seller resulting from (1) any breach by Buyer of this Agreement or (2) any inaccuracy in or breach of any of the representations, warranties or covenants of Buyer herein.

         7.3 DEFENSE OF CLAIMS. Upon obtaining knowledge thereof, a party seeking indemnification ("indemnitee") shall promptly notify the party against which indemnification is sought ("indemnitor") of any claim which has given or could give rise to a right of indemnification under this Agreement. If the right of indemnification relates to a claim asserted by a third party against the indemnitee, the indemnitor shall have the right to employ counsel acceptable to indemnitee to conduct the defense of any such claim. So long as the indemnitor is defending any such claim in good faith, the indemnitee will not settle such claim. If the indemnitor does not elect to defend any such claim, the indemnitee shall have the right to settle such claim.

SECTION 8. TERMINATION

This Agreement may be terminated (1) by mutual consent in writing, (2) by either the Seller or Buyer if there has been a material misrepresentation or material breach of any warranty or covenant by the other party or if the conditions precedent to the Closing have not been satisfied (or waived by the appropriate party(s)) on or before May 1, 1996.

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SECTION 9. GENERAL PROVISIONS

         9.1 FURTHER ASSURANCES. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         9.2 WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

         9.3 BROKERS. Each party represents to the other party that no broker or finder has acted for it in connection with this Agreement, and agrees to indemnify and hold harmless the other party against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by it.

         9.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

          Buyer:

                     Value City Department Stores, Inc.
                     3241 Westerville Road
                     Columbus, Ohio 43224
                     Attn:  Robert Wysinski, Vice President,
                     Treasurer and Secretary

                     With a Copy to:

                     William G. Martin
                     Porter, Wright, Morris & Arthur
                     41 South High Street
                     Columbus, Ohio 43215

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          Seller:

                     Steinbach Stores, Inc.
                     1800 Moler Road
                     Columbus, Ohio 43207
                     Attn.: Thomas R. Ketteler, Vice President

                     with a copy to:

                     William G. Martin
                     Porter, Wright, Morris & Arthur
                     41 South High Street
                     Columbus, Ohio 43215

          9.5 HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.6 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of Ohio without regard to principles of conflicts of laws.

         9.7 ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

         9.8 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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Attest:_______________________              Value City Department Stores, Inc.



____________________________                By:________________________________
Asst. Secretary                                                           BUYER



Attest:_______________________              Steinbach Stores, Inc.



____________________________                By:________________________________
Secretary                                                                SELLER


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                                    EXHIBIT A
                                       TO
                            ASSET PURCHASE AGREEMENT
                           Dated as of March 22, 1996
                                     between
                       VALUE CITY DEPARTMENT STORES, INC.
                                       and
                             STEINBACH STORES, INC.


STORE                           LEASE
IDENTIFICATION                  IDENTIFICATION                     CONSIDERATION
Store #44                       Lease dtd. 5/16/69 between         Assumption of lease;
Bergen Mall                     Alstores Realty Corporation        $2,000,000 for leasehold
Route 4 East & Forrest Ave.     and Ohrbach's, Inc., as            interest; $270,000 for
Paramus, NJ                     amended                            leasehold improvements
                                                                   (and other property)


Store #57                       Lease dtd. 12/17/71 between        Assumption of lease; $-0-
Shore Mall                      Trustees U/A for Joint             for leasehold interest;
Black Horse Pike                Business Adventure and             $460,000 for leasehold
Route 322                       Steinbach Company, Inc.,           improvements (and other
Egg Harbor Twp., NJ 08232       as amended                         property)



Store #56                       Lease dtd. 12/31/68 between        Assumption of lease; $-0-
Manalapan Shopping Center       Levitt and Sons, Incorporated      for leasehold interest;
Route 9 and Syrus Rd.           and Supermarkets General           $490,000 for leasehold
Englishtown, NJ 07726           Corporation                        improvements (and other
                                                                   property)


Store #57                       Lease dtd. 11/25/94 between        Assumption of lease;
Seaview Square Mall             Seaview Square, Inc. and           $460,000 for leasehold
Routes 35 and 60                Supermarkets General               interest; $175,000 for
Ocean, NJ 07712                 Corporation                        leasehold improvements
                                                                   (and other property)

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